NEWS RELEASE
August 2, 2023

KAMAN REPORTS SECOND QUARTER 2023 RESULTS

Second Quarter 2023 Highlights:
•Revising full year guidance; Expect higher operating income and adjusted EBITDA led by sustained growth in Engineered Products
•Net sales: $195.2 million
•Operating income: $17.6 million
•Net earnings: $5.3 million
•Adjusted EBITDA*: $32.0 million; Adjusted EBITDA margin*: 16.4%
•Diluted earnings per share: $0.19 per share, $0.22 per share adjusted*

Table 1. Summary of Financial Results (unaudited)
Thousands of U.S. dollars (except share data)	Three Months Ended			For the Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net sales	$195,158	$194,542	$160,766	$389,700	$318,814
Net earnings (loss)	5,255	(769)	3,774	4,486	7,649
Adjusted EBITDA*	32,008	23,818	16,061	55,826	28,053
Adjusted EBITDA margin*	16.4%	12.2%	10.0%	14.3%	8.8%
Diluted earnings (loss) per share	$0.19	$(0.03)	$0.13	$0.16	$0.27
Adjusted diluted earnings per share*	$0.22	$0.06	$0.30	$0.27	$0.45
*See the end of this release for an explanation of the Company's use of Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Adjusted diluted earnings per share. See tables 5-11 for reconciliations to the most comparable GAAP measure.
(1)Information for the periods ended March 31, 2023 and July 1, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. These errors resulted in an understatement of cost of sales, net of tax, of $0.3 million and $0.4 million, in the three-month and six-month fiscal periods ended July 1, 2022, respectively and $0.8 million in the three-month fiscal period ended March 31, 2023. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.

BLOOMFIELD, Conn. (August 2, 2023) - Kaman Corp. (NYSE:KAMN) today reported financial results for the second fiscal quarter ended June 30, 2023.

"The continued strength in our Engineered Products segment led to significant growth compared to the prior year period and provides confidence to raise our operating income and adjusted EBITDA expectations for 2023. Net sales for the Company increased by 21.4% compared to the prior year. Excluding the contribution of Aircraft Wheel and Brake, sales were up 8.2%, mostly driven by our Engineered Products segment. We continue to see strong order intake at this segment, particularly in our PMA aftermarket business. In the six-month period, operating income was $25.2 million, net earnings was $4.5 million and Adjusted EBITDA was $55.8 million, which includes $7.2 million in EBITDA from the JPF program, which is not expected to repeat in the back half of the year" said Ian K. Walsh, Chairman, President and Chief Executive Officer.

"During the quarter we amended and restated our credit facility at $740.0 million maintaining sufficient access to liquidity to address the maturities of our 2024 Convertible Notes and satisfy our working capital requirements. We remain focused on paying down debt through the remainder of the year and realized some of our incremental cash opportunities, as we sold one K-MAX during the period. We remain confident in our ability to execute on the current year guide and are pleased with the outstanding performance at our Engineered Products segment, as well as the overall progress we are making on the cost out initiatives we started at the beginning of the year to right size our company." said Walsh.

OUTLOOK DISCUSSION

Management expects net sales in line with our prior expectations. Given the strength in our performance at our Engineered Products segment, we are raising our expectations for operating income and Adjusted EBITDA. In addition, we have lowered our expectations for net earnings and Diluted EPS due to higher interest expense which is offset by the increase we now expect in operating income. Operating Cash Flow and Free Cash Flow expectations remain consistent with our prior guidance as the higher interest expense is offset by the cash benefit of improved performance and the cash collection on the sale of one K-MAX aircraft.

•Net sales: $730.0 million to $750.0 million
•Net earnings: $3.7 million to $11.3 million
•Adjusted EBITDA: $97.5 million to $107.5 million
•Adjusted EBITDA margin: 13.4% to 14.3%
•Diluted EPS: $0.13 per share to $0.40 per share; adjusted $0.29 per share to $0.56 per share
•Cash from operating activities: $60.0 million to $70.0 million
•Free cash flow: $35.0 million to $45.0 million

For further information, the Company's supplemental presentation relating to the second quarter 2023 results and 2023 outlook will be posted to the Company's website, as detailed below.

KAMAN BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
Kaman manages its portfolio through three segments: (1) Engineered Products; (2) Precision Products; and (3) Structures.

Engineered Products - Our Engineered Products segment serves the aerospace and defense, industrial and medical markets providing sophisticated, proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; and wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft.

Table 2. Engineered Products Results
Thousands of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net sales	$133,513	$123,326	$89,765	$256,839	$171,217
Operating income	30,542	19,356	15,467	49,898	26,509
Adjusted EBITDA	40,659	30,119	21,614	70,778	38,883
Adjusted EBITDA margin	30.5%	24.4%	24.1%	27.6%	22.7%

Three months ended June 30, 2023 versus three months ended March 31, 2023 - Operating income increased $11.2 million, Adjusted EBITDA increased $10.5 million and margin increased 6.1 percentage points versus the first quarter of 2023, primarily driven by higher sales and associated margins on PMA Aftermarket parts and MRO commercial work at Aircraft Wheel and Brake.

Three months ended June 30, 2023 versus three months ended July 1, 2022 - Operating income increased $15.1 million, Adjusted EBITDA increased $19.0 million and margin increased 6.4 percentage points compared to the corresponding period in 2022, primarily due to the contribution from our Aircraft Wheel and Brake acquisition, higher sales and associated gross profit on our commercial and defense bearings products and PMA aftermarket parts and higher gross profit on our seals, springs and contacts.

Precision Products - Our Precision Products segment serves the aerospace and defense markets providing precision safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter, and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Table 3. Precision Products Results
Thousands of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net sales	$28,059	$37,971	$41,267	$66,030	$88,816
Operating (loss) income	(1,884)	1,129	2,214	(755)	5,429
Adjusted EBITDA	(1,078)	1,941	3,257	863	7,503
Adjusted EBITDA margin	(3.8)%	5.1%	7.9%	1.3%	8.4%
(1)Information for the periods ended March 31, 2023 and July 1, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.

Three months ended June 30, 2023 versus three months ended March 31, 2023 - Operating income and Adjusted EBITDA decreased $3.0 million and margin decreased 8.9 percentage points versus the first quarter of 2023. Results declined compared to the prior quarter, driven by lower sales and gross profit on the JPF program, partially offset by lower operating expenses at our Orlando facility as we begin to realize the benefits of the cost reduction initiatives announced earlier in the year.

Three months ended June 30, 2023 versus three months ended July 1, 2022 - Operating income decreased $4.1 million, Adjusted EBITDA decreased $4.3 million and margin decreased 11.7 percentage points compared to the corresponding period in 2022, primarily attributable to lower sales and gross profit on the JPF program, partially offset by lower operating expenses at our Orlando facility as we begin to realize the benefits of the cost reduction initiatives announced earlier in the year.

Structures - Our Structures segment serves the aerospace and defense and medical end markets providing sophisticated complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft, and medical imaging solutions.

Table 4. Structures Results
Thousands of U.S. dollars	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net sales	$33,586	$33,245	$29,734	$66,831	$58,781
Operating (loss) income	(106)	(643)	(862)	(749)	(1,479)
Adjusted EBITDA	675	151	25	826	314
Adjusted EBITDA margin	2.0%	0.5%	0.1%	1.2%	0.5%
(1)Information for the periods ended March 31, 2023 and July 1, 2022 has been revised from amounts reported in prior periods to correct errors related to the the net realizable value on certain portions of the Company's inventory at a business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.

Three months ended June 30, 2023 versus three months ended March 31, 2023 - Operating income and Adjusted EBITDA increased $0.5 million and margin increased 1.5 percentage points versus the first quarter of 2023. Results improved compared to the prior quarter due to the receipt of an insurance claim settlement in the period that related to a fire at one of our suppliers in the prior year.

Three months ended June 30, 2023 versus three months ended July 1, 2022 - Operating income increased $0.8 million, Adjusted EBITDA increased $0.7 million and margin increased 1.9 percentage points compared to the second quarter of 2022. Results improved due to the receipt of an insurance claim settlement in the period that related to a fire at one of our suppliers in the prior year.

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

CONFERENCE CALL
A webcast and conference call has been scheduled for Thursday, August 3, 2023, at 8:30 AM ET. Participants
must register for the teleconference. Once registration is complete, participants will be provided with a dial-in number containing a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start. A live webcast will be available during the call and a replay will be available two hours after the call. Registration and webcast can be accessed at www.kaman.com/investors/
quarterly-earnings-calls. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the second quarter 2023 results will be posted to the Company’s website prior to the earnings call at www.kaman.com/investors/quarterly-earnings-calls.

ABOUT KAMAN CORPORATION
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter, and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

NON-GAAP MEASURES DISCLOSURE
Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA for the consolidated company results is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA for the segments is defined as operating income before depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of Net sales. Management believes Adjusted EBITDA and Adjusted EBITDA margin provide an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because they provide a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA and Adjusted EBITDA margin are not presented as an alternative measure of operating performance, as determined in accordance with GAAP. The following tables illustrate the calculation of Adjusted EBITDA:

Table 5. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended June 30, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$195,158	$133,513	$28,059	$33,586	$—

Net earnings	$5,255

Interest expense, net	10,340
Income tax expense	2,115
Non-service pension and post retirement benefit income	(239)
Other expense, net	99
Operating income (loss)	$17,570	$30,542	$(1,884)	$(106)	$(10,982)
Depreciation and amortization	13,290	10,874	806	781	829
Restructuring and severance costs(1)	272	—	—	—	272
Integration and implementation costs(2)	1,037	—	—	—	1,037
Program inventory impairment(3)	596	—	—	—	596
Tax contingency reversal(4)	(757)	(757)	—	—	—
Other Adjustments	$14,438	$10,117	$806	$781	$2,734

Adjusted EBITDA	$32,008	$40,659	$(1,078)	$675	$(8,248)
Adjusted EBITDA margin	16.4%	30.5%	(3.8)%	2.0%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities and discontinuation of the K-MAX® aircraft production line.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Program inventory impairment includes the write-off of long lead parts received in the current period associated with K-MAX® program which were determined to have no alternative use.
(4) Following an evaluation of a wide range of factors, including legislative activity and administrative practices, the Company deemed a reserve was no longer needed for a certain tax contingency.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $1.3 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Table 6. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended March 31, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$194,542	$123,326	$37,971	$33,245	$—

Net (loss) earnings	$(769)

Interest expense, net	9,604
Income tax (benefit) expense	(206)
Non-service pension and post retirement benefit income	(381)
Other income, net	(571)
Operating income (loss)	$7,677	$19,356	$1,129	$(643)	$(12,165)
Depreciation and amortization	13,154	10,763	812	794	785
Restructuring and severance costs(1)	2,190	—	—	—	2,190
Integration and implementation costs(2)	797	—	—	—	797
Other Adjustments	$16,141	$10,763	$812	$794	$3,772

Adjusted EBITDA	$23,818	$30,119	$1,941	$151	$(8,393)
Adjusted EBITDA margin	12.2%	24.4%	5.1%	0.5%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities, discontinuation of the K-MAX® aircraft production line and Corporate headcount reductions.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Information for the period ended March 31, 2023 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.2 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Table 7. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Three Months Ended July 1, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$160,766	$89,765	$41,267	$29,734	$—

Net earnings	$3,774

Interest expense, net	1,993
Income tax expense (benefit)	479
Non-service pension and post retirement benefit income	(5,024)
Other expense (income), net	690
Operating income (loss)	$1,912	$15,467	$2,214	$(862)	$(14,907)
Depreciation and amortization	8,822	6,147	1,043	887	745
Restructuring and severance costs	2,927	—	—	—	2,927
Cost associated with corporate development activities	2,400	—	—	—	2,400
Other Adjustments	$14,149	$6,147	$1,043	$887	$6,072

Adjusted EBITDA	$16,061	$21,614	$3,257	$25	$(8,835)
Adjusted EBITDA margin	10.0%	24.1%	7.9%	0.1%
(1)Information for the period ended July 1, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.9 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Table 8. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Six Months Ended June 30, 2023
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$389,700	$256,839	$66,030	$66,831	$—

Net earnings	$4,486

Interest expense, net	19,944
Income tax expense	1,909
Non-service pension and post retirement benefit income	(620)
Other income, net	(472)
Operating income (loss)	$25,247	$49,898	$(755)	$(749)	$(23,147)
Depreciation and amortization	26,444	21,637	1,618	1,575	1,614
Restructuring and severance costs(1)	2,462	—	—	—	2,462
Integration and implementation costs(2)	1,834	—	—	—	1,834
Program inventory impairment(3)	596	—	—	—	596
Tax contingency reversal(4)	(757)	(757)	—	—	—
Other Adjustments	$30,579	$20,880	$1,618	$1,575	$6,506

Adjusted EBITDA	$55,826	$70,778	$863	$826	$(16,641)
Adjusted EBITDA margin	14.3%	27.6%	1.3%	1.2%
(1) Restructuring and severance costs include actions associated with the previously announced cost reduction efforts that include the consolidation of our JPF production facilities, discontinuation of the K-MAX® aircraft production line and Corporate headcount reductions.
(2) Integration and implementation costs include one-time costs associated with the integration of Aircraft Wheel and Brake and costs associated with the set-up of a new joint venture to satisfy existing offset requirements the Company has with a foreign customer.
(3) Program inventory impairment includes the write-off of long lead parts received in the current period associated with K-MAX® program which were determined to have no alternative use.
(4) Following an evaluation of a wide range of factors, including legislative activity and administrative practices, the Company deemed a reserve was no longer needed for a certain tax contingency.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $3.5 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Table 9. Adjusted EBITDA (unaudited)
Thousands of U.S. dollars	Six Months Ended July 1, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Adjusted EBITDA
Consolidated Results
Net sales	$318,814	$171,217	$88,816	$58,781	$—

Net earnings	$7,649

Interest expense, net	4,474
Income tax expense (benefit)	1,745
Non-service pension and post retirement benefit income	(10,287)
Other expense (income), net	1,194
Operating income (loss)	$4,775	$26,509	$5,429	$(1,479)	$(25,684)
Depreciation and amortization	17,654	12,374	2,074	1,793	1,413
Restructuring and severance costs	3,096	—	—	—	3,096
Cost associated with corporate development activities	2,528	—	—	—	2,528
Other Adjustments	$23,278	$12,374	$2,074	$1,793	$7,037

Adjusted EBITDA	$28,053	$38,883	$7,503	$314	$(18,647)
Adjusted EBITDA margin	8.8%	22.7%	8.4%	0.5%
(1)Information for the period July 1, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $3.2 million of unallocated expenses that are shown on the Consolidated Statement of Operations as their own line items.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted net earnings and adjusted diluted earnings per share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses adjusted net earnings and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted net earnings and adjusted diluted earnings per share:

Table 10. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Three Months Ended			Three Months Ended
	June 30, 2023			July 1, 2022
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings	$7,370	$5,255	$0.19	$4,253	$3,774	$0.13

Adjustments:
Restructuring and severance costs	272	215	—	2,927	2,574	0.09
Integration and implementation costs	1,037	819	0.03	—	—	—
Costs associated with corporate development activities	—	—	—	2,400	2,111	0.08
Program inventory impairment	596	471	0.02	—	—	—
Foreign wage tax provision reversal	(757)	(598)	(0.02)	—	—	—
Adjustments	$1,148	$907	$0.03	$5,327	$4,685	$0.17

Adjusted net earnings	$8,518	$6,162	$0.22	$9,580	$8,459	$0.30

Diluted weighted average shares outstanding			28,355			28,059

				Three Months Ended March 31, 2023

				Pre-Tax	Tax-Effected	Diluted EPS
Net (loss) earnings				$(975)	$(769)	$(0.03)

Adjustments:
Restructuring and severance costs				2,190	1,730	0.06
Integration and implementation costs				797	630	0.03
Adjustments				$2,987	$2,360	$0.09

Adjusted net earnings				$2,012	$1,591	$0.06

Diluted weighted average shares outstanding						28,117
(1)Information for the periods ended March 31, 2023 and July 1, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.

Table 10. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited) - continued
Thousands of U.S. dollars (except share data)
	For the Six Months Ended			For the Six Months Ended
	June 30, 2023			July 1, 2022
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings	$6,395	$4,486	0.16	$9,394	$7,649	0.27

Adjustments:
Restructuring and severance costs	2,462	1,945	0.06	3,096	2,702	0.10
Integration and implementation costs	1,834	1,449	0.05	—	—	—
Costs associated with corporate development activities	—	—	—	2,528	2,208	0.08
Program inventory impairment	596	471	0.02	—	—	—
Foreign wage tax provision reversal	(757)	(598)	(0.02)	—	—	—
Adjustments	$4,135	$3,267	$0.11	$5,624	$4,910	$0.18

Adjusted net earnings	$10,530	$7,753	$0.27	$15,018	$12,559	$0.45

Diluted weighted average shares outstanding			28,311			28,071
(1)Information for the period ended July 1, 2022 has been revised from amounts reported in prior periods to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow.

Table 11. Free Cash Flow (unaudited)
Thousands of U.S. dollars	Three Months Ended				Last Twelve Months
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	June 30, 2023
Net cash provided by operating activities	$(6,746)	$54,669	$(5,453)	$24,259	$66,729
Expenditures for property, plant & equipment	(7,106)	(6,063)	(5,948)	(6,888)	(26,005)
Free cash flow	$(13,852)	$48,606	$(11,401)	$17,371	$40,724

FORWARD-LOOKING STATEMENTS
This report contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) the global economic impact of the COVID-19 pandemic; (iv) risks and uncertainties associated with the successful integration of our Aircraft Wheel and Brake acquisition; (v) changes in geopolitical conditions in countries where the Company does or intends to do business; (vi) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (viii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (ix) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (x) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xi) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory; (xv) the accuracy of current cost estimates associated with environmental remediation activities; (xvi) the profitable integration of acquired businesses into the Company's operations; (xvii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xviii) changes in supplier sales or vendor incentive policies; (xix) the ability of our suppliers to satisfy their performance obligations, including any supply chain disruptions; (xx) the effects of price increases or decreases; (xxi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze; (xxii) future levels of indebtedness and capital expenditures; (xxiii) compliance with our debt covenants; (xxiv) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxv) the effects of currency exchange rates and foreign competition on future operations; (xxvi) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvii) future repurchases and/or issuances of common stock;(xxviii) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxix) the ability to recruit and retain skilled employees; (xxx) the successful resolution of all pending and future investigations, litigation or claims relating to the manufacture or design of our products, including, without limitation, the K-MAX® helicopter; and (xxxi) other risks and uncertainties set forth herein and in our 2022 Form 10-K and our second quarter 2023 Form 10-Q filed August 2, 2023.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:

InvestorRelations@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Thousands of U.S. dollars, except share data) (unaudited)

	Three Months Ended		For the Six Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net sales	$195,158	$160,766	$389,700	$318,814
Cost of sales	122,320	109,027	250,269	216,682
Program inventory impairment	596	—	596	—
Gross profit	72,242	51,739	138,835	102,132
Selling, general and administrative expenses	41,566	39,250	85,264	78,971
Research and development costs	5,193	5,215	11,100	10,328
Intangible asset amortization expense	7,192	2,439	14,344	4,906
Restructuring and severance costs	272	2,927	2,462	3,096
Net loss (gain) on disposition of assets	449	(4)	418	56
Operating income	17,570	1,912	25,247	4,775
Interest expense, net	10,340	1,993	19,944	4,474
Non-service pension and post retirement benefit income	(239)	(5,024)	(620)	(10,287)
Other expense (income), net	99	690	(472)	1,194
Earnings before income taxes	7,370	4,253	6,395	9,394
Income tax expense	2,115	479	1,909	1,745
Net earnings	$5,255	$3,774	$4,486	$7,649

Earnings (loss) per share:
Basic earnings per share	$0.19	$0.13	$0.16	$0.27
Diluted earnings per share	$0.19	$0.13	$0.16	$0.27
Average shares outstanding:
Basic	28,203	28,005	28,160	27,977
Diluted	28,355	28,059	28,311	28,071

(1) The condensed consolidated statement of operations for the three-month and six-month fiscal periods ended July 1, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. These errors resulted in an understatement of cost of sales, net of tax, of $0.3 million and $0.4 million, respectively. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Thousands of U.S. dollars, except share data) (unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$34,283	$24,154
Accounts receivable, net	101,730	87,659
Contract assets	106,381	113,182
Inventories	192,785	172,383
Income tax refunds receivable	4,514	14,843
Other current assets	21,194	16,114
Total current assets	460,887	428,335
Property, plant and equipment, net of accumulated depreciation of $279,746 and $268,089, respectively	203,678	201,606
Operating right-of-use assets, net	6,144	7,391
Goodwill	382,971	379,854
Other intangible assets, net	358,333	372,331
Deferred income taxes	45,595	47,385
Other assets	55,524	51,207
Total assets	$1,513,132	$1,488,109
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$198,593	$—
Accounts payable – trade	49,881	48,277
Accrued salaries and wages	29,690	31,395
Contract liabilities, current portion	7,826	4,081
Operating lease liabilities, current portion	3,024	3,332
Income taxes payable	1,328	393
Other current liabilities	38,317	39,097
Total current liabilities	328,659	126,575
Long-term debt, excluding current portion, net of debt issuance costs	384,000	561,061
Deferred income taxes	6,804	6,079
Underfunded pension	50,645	52,309
Contract liabilities, noncurrent portion	19,624	20,515
Operating lease liabilities, noncurrent portion	3,463	4,534
Other long-term liabilities	33,608	36,280
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,830,203 and 30,640,068 shares issued, respectively	30,830	30,640
Additional paid-in capital	250,152	245,436
Retained earnings	678,456	685,234
Accumulated other comprehensive income (loss)	(150,464)	(158,421)
Less 2,636,393 and 2,607,841 shares of common stock, respectively, held in treasury, at cost	(122,645)	(122,133)
Total shareholders’ equity	686,329	680,756
Total liabilities and shareholders’ equity	$1,513,132	$1,488,109
(1) The condensed consolidated balance sheet at December 31, 2022 has been revised from amounts reported in the prior year to correct misstatements related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. The correction of these errors impacted the amounts reported for inventory, income tax refunds receivable and retained earnings. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. dollars) (unaudited)

	For the Six Months Ended
	June 30, 2023	July 1, 2022
Cash flows from operating activities:
Net earnings	$4,486	$7,649
Adjustments to reconcile earnings, net of tax to net cash provided by operating activities:
Depreciation and amortization	26,444	17,654
Amortization of debt issuance costs	2,317	1,024
Provision for doubtful accounts	1,125	263
Net loss on disposition of assets	418	56
Program inventory impairment	596	—
Net (gain) loss on derivative instruments	(206)	1,646
Stock compensation expense	3,928	4,811
Non-cash consideration received for blade exchange	—	(827)
Deferred income taxes	1,043	2,050
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(14,868)	(5,430)
Contract assets	6,816	2,936
Inventories	(21,094)	(23,849)
Income tax refunds receivable	10,332	(2,484)
Operating right of use assets	1,264	1,748
Other assets	(3,713)	(2,493)
Accounts payable - trade	1,502	(9,701)
Contract liabilities	2,853	(38)
Operating lease liabilities	(1,396)	(1,703)
Other current liabilities	(4,059)	(8,635)
Income taxes payable	928	(160)
Pension liabilities	2,004	(8,873)
Other long-term liabilities	(1,914)	(2,598)
Net cash provided by (used in) operating activities	18,806	(26,954)
Cash flows from investing activities:
Expenditures for property, plant & equipment	(12,836)	(10,520)
Investment in Near Earth Autonomy	—	(10,000)
Acquisition of businesses, net of cash acquired	(1,487)	—
Other, net	(1,020)	1,341
Net cash used in investing activities	(15,343)	(19,179)
Cash flows from financing activities:
Borrowings under revolving credit agreement	100,000	—
Repayments under revolving credit agreement	(79,000)	—
Purchase of treasury shares	(503)	(698)
Dividends paid	(11,233)	(11,163)
Debt issuance costs	(4,402)	(4,236)
Other, net	1,645	2,319
Net cash provided by (used in) financing activities	6,507	(13,778)
Net increase (decrease) in cash and cash equivalents	9,970	(59,911)
Effect of exchange rate changes on cash and cash equivalents	159	(645)
Cash and cash equivalents at beginning of period	24,154	140,800
Cash and cash equivalents at end of period	$34,283	$80,244
(1) The condensed consolidated statement of cash flows for the six-month fiscal periods ended July 1, 2022 has been revised from amounts reported in the prior year to correct errors related to the accounting for certain labor costs at one business in the Precision Products segment and the net realizable value on certain portions of the Company's inventory at another business in the Structures segment. The correction of these errors impacted the amounts reported for net earnings, inventory and income tax refunds receivable. Refer to the Company's Form 10-Q for the quarter ended June 30, 2023 for further information.